SUMMARY OF TESTIMONY RECEIVED BY CPUC TO DATE

                                WITNESS(ES)
                               ON BEHALF OF
                           GENERAL SUBJECT MATTER

S.L. Baum and R.D. Farman
Enova/Pacific
Corporate policy issues related to merger

W.L. Hieronymus
Enova/Pacific
Market power; impacts of the merger on the competitiveness of electricity markets and retail gas markets.

T.J. Flaherty, F.H. Ault, and D.L. Reed
Enova/Pacific
Merger synergies

F.H. Ault and R. Todaro
Enova/Pacific
Allocation of merger synergies

F.H. Ault and R. Todaro
Enova/Pacific
Affiliate relationships

D.L. Reed, R. Todaro, and F.H. Ault
Enova/Pacific
Fairness to stakeholders

D.L. Reed, R. Todaro, and F.H. Ault (supplemental testimony)
Enova/Pacific
Effect of CPUC Performance-Based Ratemaking decision

S.L. Baum, R.D. Farman, and J.J. Leitzinger (supplemental testimony)
Enova/Pacific
Effect of FERC order conditionally approving merger; effect of proposed acquisition of AIG Trading Corp.

F.H. Ault, D.L. Reed, R. Todaro, and T.J. Flaherty (supplemental testimony)
Enova/Pacific
Impact of affiliate transaction rules and FERC conditions on merger approval

T.J. Flaherty, D.L. Reed, and R. Todaro (rebuttal testimony)


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Enova/Pacific
Merger synergies

F.H. Ault and R. Todaro (rebuttal testimony)
Enova/Pacific
Affiliate relationship

D.L. Reed and F.H. Ault (rebuttal testimony)
Enova/Pacific
Fairness to stakeholders

W.H. Hieronymus, J.J. Leitzinger, L.M. Stewart, and D.S. Penney
(rebuttal testimony)
Enova/Pacific
Market power

Office of Ratepayer Advocates
Office of Ratepayer Advocates
Affiliate relationship; cost allocation; market power

G.T.C. Taylor
Imperial Irrigation District
Market power; effect on competition in electric and gas markets.

C.E. Yap
Southern California Utility Power Pool
Market power; effect on competition in electric and gas markets.

K. Harper
Southern California Public Power Authority
Affiliate relationship

R. Sinclair
Southern California Public Power Authority
Market power; effect on competition in electric and gas markets.

R.T. Beach
City of Vernon
Market power; effect on competition in electric and gas markets.

C.J. Garner
City of Long Beach
Affiliate relationship; market power

T.F. Daniels
Watson Cogeneration


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Effect of SoCalGas option to purchase Mojave Pipeline

P.J. Muller
California Cogeneration Council & Watson Cogeneration
Market power

L. Larsen and C. Wadlington
Kern River Gas Transmission Co.
Effect of SDG&E option to acquire Kern River

C. Roach
Kern River Gas Transmission Co.
Market power; effect on competition in electric and gas markets;
affiliate relationship

W.B. Marcus
Toward Utility Rate Normalization/Utility Consumer Action Network
("TURN/UCAN")
Affiliate relationship; cost-sharing issues

M.P. Florio
TURN/UCAN
Market power

G. Shilberg
TURN/UCAN
Customer service issues

M. Shames
UCAN
Customer service, community impact, and allocation of cost savings

G. Rodriguez
Latino Issues Forum
Customer service issues

J. Gamboa
Greenlining Institute
Labor issues

S. Carter
Natural Resources Defense Council
Effect on environment and public purpose programs

P. Carpenter
Southern California Edison Company ("SCE")
Vertical market power; affiliate relationship


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R. Graves
SCE
Vertical market power; effect on competition in electric and gas markets

J. Kelly
SCE
Affiliate relationship

Office of Ratepayer Advocates (rebuttal testimony)
Office of Ratepayer Advocates (ORA)
Market power; affiliate relationship

C. Roach (rebuttal testimony)
Kern River Gas Transmission Co.
Market power; affiliate relationship

C.E. Yap (rebuttal testimony)
Southern California Utility Power Pool
Market power

G.T.C. Taylor (rebuttal testimony)
Imperial Irrigation District
Market power

M.P. Florio (rebuttal testimony)
TURN/UCAN
Market power

W.B. Marcus (rebuttal testimony)
TURN/UCAN
Impact of SoCalGas Performance-Based Ratemaking decision

M. Shames (rebuttal testimony)
UCAN
Affiliate transaction rules

G. Rodriguez (rebuttal testimony)
Latino Issues Forum
Customer service issues

P. Carpenter (rebuttal testimony)
SCE
Market power


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S. Montovano
Enron Capital & Trade Resources
Market power; affiliate relationship





















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